Exhibit 10.2

                               FRANCHISE AGREEMENT


    THIS FRANCHISE AGREEMENT ("Franchise Agreement") is entered into as of ___________ 19__ (the "Effective Date"), by and between the United States Basketball League, Inc., a Delaware corporation ("Franchisor" or "USBL", "We", "we", "us"or "our"), and ________ ("Franchisee" or "You", "you," or "your") (together the "Parties") as follows:

                                   WITNESSETH:

    We have developed and we supervise a franchise system (the "USBL System") under certain "Trademarks" and/or "Marks" (as defined in Section 1.03(c) hereof) for the operation of professional basketball teams in a basketball league known as the United States Basketball League ("USBL") whereby you will operate such a USBL team as part of the USBL System in which other USBL teams will participate (individually referred to as a "USBL Franchise" and collectively referred to as the "USBL Franchises");

    We are the owner of the USBL System and the Trademarks and all rights in respect thereto;

    You acknowledge that we have developed substantial good will in respect to use of the Trademarks and that we have operated under and developed a distinct identity with said Trademarks;

    The USBL System, mutually conducted by the franchisees thereof, in accordance with the provisions of this Franchise Agreement and our Operations Manual, as amended from time to time (the "Operations Manual"), is intended to enable such USBL Franchises to benefit from our expertise and operate effectively in their respective market places. We have formulated a method of training and assisting such USBL Franchises, as well as centralized programs for use by these franchises;

    You acknowledge that we provided you with a copy of the Uniform Franchise Offering Circular relating to the offer and sale of our franchises at the earliest of (a) the first personal meeting between you and our representatives, (b) ten (10) business days before the signing of this Agreement or any related agreement, or (c) ten (10) business days before any payment from you to us in connection with this Agreement. You further acknowledge that you received a full and complete copy of this Agreement as herein constituted at least five (5) business days prior to signing this Agreement;

    You hereby acknowledge that you have read our Uniform Franchise Offering Circular, the Operations Manual and this Agreement and you understand and accept the terms and conditions contained herein; and You desire to be licensed (Franchise) by us to utilize the USBL System, including our Trademarks and good will to conduct a USBL Franchise. We are willing to grant to you a Franchise, in accordance with the provisions of this Agreement and the Operations Manual, at the location and for the terms set forth below.

    NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements written in this Agreement, and for other good and valuable consideration, the receipt, adequacy and sufficiency whereof being hereby acknowledged by the parties hereto, the Parties do hereby mutually covenant and agree as follows:

                          ARTICLE 1- GRANT OF FRANCHISE

    1.01Grant of Franchise. We grant to you, and you hereby accept from us the exclusive Franchise to operate a USBL Team in the "Exclusive Franchised Area" described in Section 2.01 of this Agreement, and to participate with other teams in the professional basketball league known as the USBL. During the "Initial Term" and any "Renewal Term" hereof, as respectively defined in Sections 5.01 and 5.02 hereof, such USBL Franchise shall be conducted in strict accordance with (I) this Agreement and any addendum or other ancillary written agreement relating hereto, and (ii) the Operations Manual. Notwithstanding any other provision of this Agreement to the contrary, nothing contained in this Agreement shall accord you any right, title or interest in and to the Trademarks, the USBL System, or the methods of operation or good will of USBL except such rights as may be expressly granted hereunder.

    1.02Grant of Licensed Rights. We hereby grant to you, during the term hereof, the right to use our USBL System and to use and display the Trademarks, in accordance with the provisions contained herein and in the Operations Manual, solely in connection with the operation of the USBL Franchise (the "Licensed Rights"). You agree to supervise all of your employees and agents in order to ensure the proper usage and display of the Trademarks in accordance with Section 7.05 hereof. You shall not use or display the Trademarks in connection with the operation of any other business or the performance of any other service not contained within the scope of the USBL Franchise. Notwithstanding any other provision of this Agreement to the contrary, nothing contained herein shall give you any right, title or interest in or to the USBL System or any of the Trademarks, except a mere privilege and license during the Initial Term or any Renewal Term hereof to use and display the same according to the limitations provided in (I) this Agreement, and (ii) the Operations Manual.

    1.03Definitions.
    (a)Fiscal Year. The term "Fiscal Year" shall mean, for the first such Fiscal Year, the period commencing with the Effective Date and ending on December 31st, and thereafter shall mean each successive calendar year.

    (b)Gross Receipts. The term "Gross Receipts" shall mean the total amount of receipts from all sources for all products and services sold in, on, about or from the USBL Franchise, directly or indirectly, by you and any of your affiliates and subsidiaries involved with such products and services, including, but not limited to, ticket sales, advertising sales, sale of merchandise, media payments and the fair market value of any goods, services, barter transactions, and/or evidence of indebtedness accepted in lieu of cash. In arriving at Gross Receipts, the following items shall be excluded: (i) amounts received for capital interests in your Franchised Business or for the bulk sale of your Franchised business; (ii) any loan proceeds; (iii) any refunds from suppliers; (iv) any payments received from us or arising from contracts negotiated by us, including, but not limited to, league sponsors and media revenue; (v) any tax refunds; or (vi) any sales/admissions taxes collected under requirements of federal, state and local tax authorities.

    (c)Trademarks. The term "Trademarks" shall include, without limitation, (I) those proprietary marks for which an application for registration has been filed with the United States Patent and Trademark Office; (ii) those proprietary marks on the Principal Register of the United States Patent and Trademark Office, including, but not limited to, Registration Number 1,348,637, Registration Number 1,375,316, Registration Number 1,381,843, Registration Number 1,425,992, and Registration Number 1,502,588, and (iii) any and all trademarks, trade names, service marks, logo types, insignias, designs and other commercial symbols which we now use or will hereafter use to identify the USBL System.

    (d)Abandoning. The term "Abandoning" shall include, but shall not be limited to, a failure on your part at any time during the Initial Term or any Renewal Term thereof, to keep the USBL Franchise open and operating for a period of five (5) consecutive business days without- our prior written consent, unless such failure to operate is due to fire, flood, earthquake or other similar acts of God beyond your control.

                          ARTICLE 2-- LOCATION OF FRANCHISE

    2.01Exclusive Franchised Area. It is understood and agreed that you will have the exclusive right to operate a USBL Franchise and to use the USBL System and Trademarks in the USBL Franchise operated within the following geographical area (the "Exclusive Franchised Area"):
    ____________________________. The Exclusive Franchised Area will comprise an area within a twenty-five (25) mile radius of your Franchised Location (Exclusive Franchised Area). You shall establish and maintain an office within such Exclusive Franchised Area. During the term of this Agreement, we will not, without your prior written consent, establish or operate or grant a franchise to establish or operate a USBL Franchise within the Exclusive Franchised Area other than pursuant to this Agreement. USBL franchises which visit the Exclusive Franchised Area to play basketball games are permitted to participate therein in advertising and promotion.

    2.02Lease of Franchisee's Approved Arena. As soon as practical after the execution of this Franchise Agreement, you shall arrange a lease in a suitable arena in the Exclusive Franchised Area, subject to approval by USBL of such arena, and such arena upon said approval shall be referred to as the "Approved Arena" in which your home games will be played. We may provide, at your request, assistance in the negotiation of your Approved Arena. Upon completion of negotiation of the lease for the Approved Arena, you shall submit said lease to us for approval before being executed by us. Said lease of the Approved Arena shall include provisions that (I) USBL is not a party, a surety or guarantor for the lease and shall have no obligation or responsibility of any kind whatsoever in connection with the lease, and (ii) in the event you shall be deemed to be in default under such lease, we, at our sole option, shall have the right to cure such default and by virtue thereof become the lessee under such lease. Notwithstanding any other provision of this Franchise Agreement to the contrary, nothing contained herein shall be construed to permit your Franchised USBL team to play its home games outside the Exclusive Franchised Area.

                         ARTICLE 3- SERVICES BY FRANCHISOR

We agree that during the term of this Franchise Agreement, USBL shall use its best efforts to maintain the excellent reputation of all USBL

Franchises and, in connection therewith, shall make available to you the following:

3.01Initial Training. USBL shall provide initial training in the USBL System, including standards, methods, procedures and techniques, for each person identified in Section 4.01 hereof, at such times and places as USBL may, in its sole discretion, designate for its training program, and subject to the other terms of Article 4 hereof.

3.02Set-up of USBL Franchise. We shall provide to you such assistance as we determine may be required in the set up of a USBL Franchise. We may assist you in leasing the Approved Arena.

3.03Opening of USBL Franchise. We may provide you such assistance as we determine you may require in connection with the opening of the USBL Franchise, including assistance by USBL personnel in the planning and development of initial marketing programs.

3.04Operations Manual. We shall provide you with a copy of the Operations Manual, and any other manuals or training aids, as may be created or revised from time to time by USBL.

3.05Marketing. USBL shall provide to you such marketing and other data, advice, or materials as may from time to time be developed by USBL and deemed by us to be helpful to you in the operation of the USBL Franchise.

3.06Periodic Assistance. We shall provide to you with such periodic, continuing individual or group advice, consultation and assistance rendered by personal visit or telephone, or by newsletters or bulletins made available from time to time to all franchisees of USBL, as USBL, in its sole discretion, may deem necessary or appropriate.

3.07Bulletins, Guidelines and Reports. USBL shall provide to you such bulletins, guidelines, and reports as may from time to time be developed by us regarding our plans, policies, research, development and activities as USBL in its sole discretion, may deem appropriate.

3.08Resources Developed in the Future. We shall provide to you such special techniques and other operational developments as may be developed from time to time by USBL and deemed by us to be helpful in the operation of USBL Franchises.

3.09Accounting System. USBL shall provide to you a standardized accounting and reporting system as part of the Operations Manual.

3.10On-going Support Services. USBL at its sole discretion and expense will make on-site visits to USBL location in the Exclusive Franchised Area throughout the term of this Agreement. The purpose of these visits will be to assist you with your day-to-day operations, techniques and methods and to provide periodic review of and assistance with your USBL Franchise. These periodic visits shall additionally serve, when necessary, as in-field training sessions for the purpose of communicating new techniques and procedures to you.

3.11Rules and Regulations. USBL shall provide you with a copy of the USBL Rules and Regulations to be utilized by all USBL teams and shall update such Rules and Regulations from time to time.

3.12Scheduling. USBL shall perform all scheduling for pre-season, regular season, and post-season games.

3.13All Star Team. USBL may at its sole discretion assemble, promote and pay travel expenses for an All Star Team to play in an All Star Game each season.

3.14Officials. USBL shall recruit, screen, select and provide officials to referee all games at no cost to you.

3.15Player Draft. We will coordinate a player draft prior to each season and shall pay all expenses associated with conducting said draft except for your travel and living expenses.

 3.16Sponsors and Media Contracts. USBL shall exert its best efforts to negotiate and execute promotional and media contracts and shall manage and monitor all league sponsors and league media contracts. We will pay you your portion of any such revenue in accordance with the League wide Revenue Sharing, page 7.

 3.17Statistics. We will organize and summarize all game and player statistics received from USBL teams and distribute them to the media and the teams.

 3.18Media Promotion. We will from time to time develop and distribute promotional material, information and stories to the media regarding the USBL, teams, owners, management, officials, coaches and players.

 3.19National Basketball Association. We will use our best efforts to promote and develop cooperation and relationships with the National Basketball Association ("NBA") and NBA teams.

 3.20League Meetings. We will conduct meetings of franchisees from time to time and you shall be required to attend such meetings at your own expense.

  3.21League wide Revenue Sharing Plan
  We have established a media revenue sharing plan which may occur in regard to profits remaining from revenue obtained through media sales and sponsorship sales during each season. These payments are only distributed to franchisees after all commissions are deducted and paid and after all television or radio production costs are deducted paid and it is therefore based on the net profit from television sponsors. Eachfranchise (current in royalty payments, fines, etc. with USBL) in the USBL will receive their percentage or Unit* payments of the remaining income or profit directly attributable to the profits generated on an annual basis from the League wide "USBL Game of the Week" television package. The Unit* payments to teams will be paid based on the following schedule with each season schedule beginning from a threshold of $50,000.00 profit basis and at USBL's sole discretion. $50,000 up to $250,000- 70% to Teams on a Unit basis, in profits after commissions and expenses-30% to USBL, Inc. for television costs and for production and related costs. $250,001 up to $500,000- 60% to Teams on a Unit basis, in profits after commissions and expenses-40% to USBL, Inc. for television costs and production and related costs. $500,001 and up-50% to Teams on a Unit basis, in profits after commissions and expenses- 50% to USBL, Inc. for television costs and production and related costs. Based on profits remaining after expenses which occur in any one individual year.

  AUnit one year of service as a USBL team in total compliance with all criteria i.e. royalties, dues, fines, etc. included in the Uniform Franchise Agreement.

                       ARTICLE 4- FRANCHISOR'S TRAINING PROGRAM

  4.01Training Program. USBL conducts managerial training programs at various times for the benefit of new and existing franchisees. During our initial training program of three (3) days presented by the USBL Commissioner and staff at the USBL offices, the Operations Manual is reviewed and discussed, including, but not limited to, generation of revenue, ticket sales, promotions, community support, media communications, contract negotiations, player relations, travel, sponsors, league draft, league meetings and USBL Rules and Regulations. The following persons shall satisfy all the conditions established by USBL from time to time for admission to, and graduation from, our initial training program at the training school designated by us, and such persons, at your sole expense, shall attend and satisfactorily complete the initial training program and any additional training programs which may in the future be established by USBL:

  (a)You, if you are an individual.

  (b)Each person who is actively involved in the management of the Franchised business or the operation of the USBL Franchise.

  (c)Each person who has an interest in the Franchised Business (if you are a group of individuals, a corporation, a partnership, an unincorporated association or a similar entity), if such person is requested in writing by you to so comply.

  4.02Successfully Complete Training Program. Each person designated in Section
  4.01 hereof shall successfully complete our initial training program to our satisfaction, and upon your failure or any other person designated in Section
  4.01 hereof to complete the initial training program successfully for any reason whatsoever, a substitute trainee, satisfactory to USBL, shall attend and successfully complete the initial training program and shall thereafter operate or supervise the operation of the USBL Franchise if we, at our sole option, so direct.

                          ARTICLE 5- TERM AND RENEWAL

  5.01Initial Term. The "Initial Term" of this Franchise Agreement shall be ten
  (10) years from the Effective Date hereof, unless sooner terminated pursuant to Section 13.02 hereof. You specifically acknowledge and agree that in the event the term of the lease which you negotiate for the Approved Arena does not equal the Initial Term of the Franchise Agreement, you shall bear the total risk of not being permitted to remain at the Approved Arena for the entire Initial Term of the Franchise Agreement. In the event you are not permitted to remain at the Approved Arena for the entire Initial Term of the Franchise Agreement, we will use our best efforts to assist you in finding another location to serve as the Approved Arena for the remainder of the Initial Term of the Franchise Agreement; however, it is specifically understood and agreed to by you that we are under no obligation whatsoever to actually find or provide another location to serve as the Approved Arena and we have made no representation that we will be able to find or provide such other location to serve as the Approved Arena for the remainder of the Initial Term of the Franchise Agreement. You further specifically acknowledge and agree that in the event you are not permitted to remain at the Approved Arena for the entire Initial Term of the Franchise Agreement, whether or not we have been able to find or provide such other location to serve as the Approved Arena for the remainder of the Initial Term of the Franchise Agreement, you shall not be entitled to a refund of any of the Initial Franchise Fee paid by you to USBL pursuant to Section 4.01 hereof.

  5.02Renewal Term. Subject to the terms and conditions contained in this
  Section 5.02, you shall have the right to renew this Agreement for additional consecutive "Renewal Term(s)" often (10) years each upon the following terms and conditions:

  (a)Upon your written request received by us not more than twelve (12) months nor less than six (6) months prior to the expiration of the Initial Term hereof, or any subsequent Renewal Term, we will notify you of the expiration date of the then current term of this Franchise Agreement and shall transmit to you a copy of the then current franchise agreement used by USBL in connection with the issuance of new franchises.

  (b)Within thirty (30) days after receipt by you of said notice and franchise agreement, you shall execute and deliver two (2) executed copies of the franchise agreement and payment of the Renewal Fee (as shown in Section 6.03) to us; we shall then execute both copies thereof and return one (1) copy to you. If you fail or refuse to execute and deliver such renewal of the franchise agreement within the thirty (30) day period shall be deemed an election by you not to renew the franchise.

   (c)Your right to renew this Agreement shall be subject to and conditioned upon the following conditions:

   (i)At the time that you execute any new franchise agreement in connection with the franchise renewal process and at the time of the commencement of any such Renewal Term, you shall not be in default and shall have fully performed all of your obligations under this Agreement and any and all other applicable written agreements then in force and effect between you and us.

   (ii)In the event we determine not to renew this Agreement by reason of a default by you under this Agreement or the failure by you to fully perform your obligations under this Agreement and any and all other applicable agreements, then and in such event, we must give you notice of our intention not to renew within thirty (30) days after the date you give notice of your intention to renew.

   If an act, event, omission or occurrence which would give us the right not to renew this Agreement occurs subsequent to the renewal date, we shallhave the right to terminate this Agreement as renewed in accordance with the provisions of Article 13 hereof.

   (d)Subsequent to the date that you sign any franchise agreement which shall operate to extend or renew this Franchise Agreement, and prior to the effective date thereof, you shall bring each USBL Franchise which you operate into compliance with the standards then applicable to new USBL Franchises, as specified in the Operations Manual.

                          ARTICLE 6- PAYMENTS BY FRANCHISEE

   6.01Payment for Franchise. Simultaneously with the execution of this Agreement, you shall pay to USBL an initial franchise fee (the "Initial Franchise Fee") in the amount of Three Hundred Thousand Dollars ($300,000.00). Upon acceptance of this Agreement by USBL, said

   Initial Franchise Fee shall be deemed fully earned and non-refundable as consideration for expenses incurred by us and for our lost or deferred opportunity to franchise others.

   6.02Annual Continuing Royalty. In addition to the Initial Franchise Fee, for each Fiscal Year, or fraction thereof, during the term of this Agreement, you shall pay to us an "Annual Continuing Royalty" equal to the greater of (I) five percent (5%) of its Gross Receipts for such Fiscal Year, or fraction thereof, or (ii) Thirty Thousand Dollars ($30,000.00).

   The Annual Continuing Royalty shall be payable from the date the USBL Franchise commences operation. Payment of the Annual Continuing Royalty during the term of this Agreement shall be made by you to USBL in installments of Two Thousand Five Hundred Dollars ($2,500.00)-each on or before the fifteenth (15th) day of each of the following months: January, February, March, April, May, June, July, August, September, October, November and December of each Fiscal Year. Any additional amount due in excess of Thirty Thousand Dollars ($30,000.00) shall be due and payable on December 31st of each Fiscal Year. Any payment not made when due shall be considered delinquent if not received within thirty (30) days after the due date. If you are more than thirty (30) days late in paying any amount due during the term of this Agreement, interest at the lesser of the rate of eighteen percent (18%) per annum or the maximum rate of interest permitted by law and shall be due and payable on the unpaid balance from the date such payment was due until the date paid. Time is of the essence of this Agreement and, in the event any sum due to be paid hereunder by you to us is collected or enforced by law or through an attorney-at-law or under advice therefrom, you shall pay to us, in addition to any and all sums due hereunder, all costs and expenses of collection, including fifteen percent (15%) of the then outstanding amount thereof and interest thereon, as attorneys' fees.

   In addition, upon our request, you shall obtain and maintain a Letter of Credit or other guaranty of payment acceptable to us in the amount of One Hundred Thousand Dollars ($100,000.00) from February 1st through August 31st of each Fiscal Year. Any Annual Continuing Royalty payment not paid when due will be paid from such Letter of Credit or guaranty immediately upon request of USBL.

   6.03Renewal Fee. The "Renewal Fee" for each Renewal Term shall be the greater of(l) ten percent (10%) of the then current initial franchise fee being charged to new franchisees or (ii) Fifty Thousand Dollars ($50,000.00).

   6.04Training Fee. The "Training Fee" is a $4,000.00 fee to be paid by you to us for each person(s) attending the initial program. You shall be responsible for transportation for each person who attends the initial training program.

         ARTICLE 7- LIMITATION OF FRANCHISE SYSTEM AND LICENSED RIGHTS

   You acknowledge and agree that:

   7.01Franchise System and Licensed Rights. The USBL System and Licensed Rights granted hereunder are for your use only and cannot be sold, assigned or transferred, in whole or in part, except as set forth in Article 14 hereof.

   7.02No Unauthorized Use of Franchise System and Licensed Rights. USBL is the exclusive owner of the Licensed Rights and of the identification schemes, sign facia, standards, specifications, operating procedures and other concepts embodied in the USBL System as granted pursuant to this Franchise Agreement. You will use the USBL System and the Licensed Rights strictly in accordance with the terms of this Agreement and the Operations Manual. Any unauthorized use of the USBL System and the Licensed Rights is, and shall be deemed to be, an infringement of our rights. Except as expressly provided in this Agreement and any other franchise agreement entered into between you and us, you shall acquire no right, title or interest in or to the USBL System or the Licensed Rights. Any and all good will associated with the USBL System and the Licensed Rights shall inure exclusively to our benefit, and upon the expiration or termination of this Agreement, no monetary amount shall be assigned as attributable to any good will associated with your use of the USBL System and the Licensed Rights. You will at no time take any action whatsoever to contest the validity or ownership of the USBL System and the Licensed Rights and the good will associated therewith.

   7.03Franchisor's Name. You shall have no right to use in its corporate name the words "United States Basketball League" or "USBL" or "League of Opportunity" or any other names used by us in our corporate . name. Upon termination or expiration of this Agreement for any reason whatsoever, and if you has heretofore obtained permission to use any such words in your corporate name, you shall immediately take all steps necessary to eliminate any such reference or use.

   7.04Team Name. You shall select a name for your basketball team, and may select logos, insignias or other related materials to identify the team. Such name, logos, insignias or other related materials shall be submitted to us for our prior written approval before you commences use of such name, logos, insignias or other related materials. Upon our request at your sole expense, you shall arrange to have such name, logos, insignias or other related materials registered to become the property of USBL, and you agree to use such name, logos, insignias or other related materials only as permitted pursuant to this Franchise Agreement.

   7.05Franchise System and Licensed Rights Are Non-Exclusive. Except as provided in Article 1 hereinabove, the USBL System and the Licensed Rights granted hereunder are nonexclusive, and we retain the right, in our sole discretion:

   (a)To continue to open and operate other USBL Franchises and to use the USBL System and the Licensed Rights at any location outside the Exclusive Franchised Area, and to license others to do so.

   (b)To develop, use and franchise the rights to any trade names, trademarks, service marks, trade symbols, emblems, signs, slogans, insignia or copyrights not designated by us as Licensed Rights.

   7.06Proprietary Marks Are Solely Owned by USBL. You specifically acknowledge and agree that the names "United States Basketball League" and logos, names and designs and "USBL" (included in the Trademarks) are valid service marks or trademarks solely owned by USBL, and that only USBL, or its designated franchisees, shall have the right to use such service marks, trademarks and such other Trademarks as may presently exist or be acquired by us and licensed for your use, along with all ancillary signs, symbols or other indicia used in connection or conjunction with the Trademarks. You further acknowledge that valuable good will is attached to the Trademarks and that you will use the Trademarks only in the manner and to the extent specifically permitted by this Agreement.

   You specifically understand and agree that your rights under the Trademarks are nonexclusive and that USBL, in its sole discretion, has the right to operate locations under the Trademarks and to grant to others rights in, to and under such Trademarks on any terms and conditions as we may deem appropriate.

   You expressly covenant that during the term of this Franchise Agreement, and after the expiration or termination thereof, you shall not, directly or indirectly, contest or aid in contesting the validity or ownership of the Trademarks.

   You agree to promptly notify us of any claim, demand, or suit based upon or arising from, or any attempt by any other individual or entity, to use the Trademarks in which we have a proprietary interest.

   7.07Monitoring by Franchisee. You shall carefully monitor the performance of any person who is actively involved in the management or operation of the USBL Franchise.

   7.08Inspection. In order to maintain a consistent image, we or its representatives shall have the right to conduct periodic inspections of the USBL Franchise and to take all actions we deem necessary to maintain the standards of the USBL System.

   7.09Franchise Variations. We acknowledge that there may be peculiarities of a particular site or circumstance, density of population, business potential, population of trade area, existing business practices or some other condition which we deem to be of importance to the successful operation of a franchisee's business and that such condition may warrant us to vary our standard specifications and practices with respect to a particular franchisee. You shall not be entitled to require us to grant to you a like or similar variation hereunder. Nothing contained in this Section 7.09 shall be construed, however, to permit us during the term of this Agreement to vary or amend any term or condition of this Agreement, including, but not limited to, the Exclusive Franchised Area.

   7.10Sole Responsibility of Franchisee. You shall be solely responsible for the performance of all obligations arising out of the operation of your USBL Franchise pursuant to this Franchise Agreement, including, but not limited to, the payment when due of any and all taxes levied or assessed by reason of such operation.

   7.11Ability to Operate Business of Franchisee. You, and each person who is actively involved in the management or operation of the USBL Franchise, shall continuously demonstrate to us your ability to operate the USBL Franchise pursuant to the terms of this Agreement.

   7.12Independent Ownership of Franchisee's Business. You shall clearly indicate in all public records, in your relationship with other persons, and in any offering circular, prospectus or similar document, the independent ownership of your USBL Franchise and that the operation of your USBL Franchise is separate and distinct from the operation of our business.

           ARTICLE 8- TIME WITHIN WHICH TO ESTABLISH THE USBL FRANCHISE

   8.01Pursue Diligently the Establishment of USBL Franchise. You agree to pursue diligently the establishment of the USBL Franchise, and you agree that such USBL Franchise shall be established and operational within one hundred twenty (120) days from the date of signing this Agreement (but not later than February 1 of the Fiscal Year in which the next USBL season begins), except when delays are due to Acts of God, strikes, or other circumstances wholly beyond your control. The USBL Franchise shall be maintained and operated in compliance with all applicable laws, regulations and ordinances. An office with an address, phone and staff is required to be open for twelve months a year.

   8.02Operational Within Time Period. If the USBL Franchise is not established and in operation within the time period specified in Section 8.01 hereof, or any other time during the ownership of the Franchise, you shall have the right to terminate this Franchise Agreement and the provisions of Section
   13.05 hereof shall govern.

   8.03Deviation From Approved Method of Operation. You shall not deviate from any approved method of operation of the USBL Franchise without the prior written consent and approval of USBL. If, at any time, we determine that you are not maintaining and operating the USBL Franchise substantially in accordance with the methods of operation approved by us, we shall, in addition to any other remedies, have the right to obtain an injunction from a court of competent jurisdiction against the continued operation of the USBL Franchise.

                  ARTICLE 9- STANDARDS AND UNIFORMITY OF OPERATION

   9.01Operate in Accordance with Operations Manual. Your uniformity of method of operation, and adherence to the Operations Manual, a copy of which you acknowledge having received on loan from us, are essential to the image of the USBL Franchise. In recognition of the mutual benefits accruing from maintaining uniformity of service and marketing procedures, and in order to protect the USBL System and to maintain uniform standards of operation under the Licensed Rights, you shall operate the USBL Franchise in accordance with the Operations Manual for the term of this Agreement and any renewal thereof. You understand and acknowledge that we may, at any time and from time to time, revise the contents of the Operations Manual to implement new or different operating requirements applicable to all USBL Franchises, including any USBL Franchise owned by you, and you expressly agree to comply with each changed requirement within such reasonable time as we may require. You shall at all times ensure that your copy of the Operations Manual and any other manual given to you by us are kept current and up to date, and, in the event of any dispute as to the contents thereof, the terms of the master copy of the Operations Manual maintained by USBL at its principal place of business shall be controlling.

   (a)Treat as Confidential. You shall at all times treat as confidential, and shall not at any time disclose, copy, duplicate, record or otherwise reproduce or permit to be reproduced, in whole or in part, or otherwise make available to any person or source unauthorized by us, the contents of the Operations Manual.

   (b)Sole Property of Franchisor. The Operations Manual shall at all times remain the sole property of USBL and shall be promptly returned by you to us upon the expiration or other termination of this Franchise Agreement.

   9.02Protection of Good Will. In further recognition of the mutual benefits accruing from maintaining uniformity of service and marketing procedures, and in order to protect the USBL System, the Licensed Rights and the good will associated therewith, you will:

   (a)Operate under the name "USBL" and advertise only under the Licensed Rights designated by us for use for a particular purpose and will use such rights without prefix or suffix, except (I) in conjunction with your team name, and
   (ii) where such use may conflict with a prior registration or use, in which event you shall operate and advertise only under such other names as we have previously approved in writing.

    (b)Use the Licensed Rights solely in the manner prescribed by us.

    (c)Observe such reasonable requirements with respect to service marks, trade names, Trademarks, and fictitious name registrations and copyright notices as may be required by law or as we may at any time and from time to time direct in writing.

    9.03Signs. You agree to display our names and Trademarks only in the manner authorized by USBL. You agree to maintain and display signs reflecting our current logo. The color, size, design and location of such signs shall be as specified by us.

    9.04Manner of Operations. You shall at all times conduct your USBL Franchise in such a fashion as to reflect favorably on us and the USBL Systemand the good name, good will and reputation thereof, and shall avoid all deceptive, misleading and unethical practices.

    9.05Accounting. You shall maintain at all times during the term of this Agreement a standardized accounting and reporting system- in accordance with the Operations Manual.

    9.06Compliance With Laws, Ordinances and Regulations. You will strictly comply with all laws, ordinances and regulations affecting the operation of the USBL Franchise. Without limiting the generality of the foregoing, you hereby specifically agree to strictly comply with all applicable safety laws, ordinances and regulations so as to be rated in the highest available safety classification by appropriate governmental authorities, and to furnish to us within ten (10) days of your receipt thereof, copies of all inspection reports, warnings, certificates and ratings issued by any governmental agency which reflect your failure to meet and maintain the highest applicable ratings, or your non-compliance or less than full compliance with any applicable law, rule or regulation.

    9.07Notification of Court Action. You shall notify us, in writing, within ten (10) days of the commencement thereof, of any claim, action, suit or proceeding, and of the issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality, which may adversely affect your financial condition or ability to meet your obligation under this Agreement.

    9.08Right of Entry and Inspection. You will permit our authorized personnel to enter the USBL Franchise at any time during normal business hours for the purpose of inspecting and examining your operations and facilities. You shall cooperate with your representatives during such inspections by rendering such assistance as your representatives may reasonably request. Upon written notice from us or our agents, you shall immediately take such steps as may be necessary to correct any deficiencies detected during any such inspection including, without limitation, immediately ceasing to use any methods, procedures or advertising materials which do not conform to our then current specifications, standards or requirements.

    9.09Obligation to Purchase from Approved Vendors; Alternate Vendors. All forms, brochures, signs, displays, stationery, equipment, inventory, products, goods, merchandise and other items (collectively "Materials") permitted or required to be used in the operation of the USBL Franchise or permitted or required to be sold from the USBL Franchise must conform to our specifications as set forth in the Operations Manual as may be amended from time to time. All Materials may be purchased from us (if offered by us), suppliers approved by us or suppliers selected by you and not disapproved in writing by USBL. If you desire to purchase Materials from a supplier other than us or a supplier approved by us, (I) we will, upon your request, furnish specifications if same are not included in the Operations Manual for any such Materials which you desire to so purchase, and (ii) you shall submit to USBL a written request for such approval, providing the name and address of any such proposed supplier, or shall request the supplier to do so. If we fail to disapprove such supplier within thirty (30) days from receipt of your written request, you may purchase from such supplier unless and until we withdraw such approval. In connection with the purchase of any goods bearing our Trademarks, we will authorize qualified manufacturers of such items to imprint the Trademarks, provided such manufacturers execute a license agreement in a form satisfactory to us. We from time to time may receive consideration from suppliers with respect to the purchase of supplies and materials by franchisees of USBL.

9.10Timely Payment. You will pay, before delinquency or threat of collection action, for all products and other items used in the operation of the USBL Franchise. You are aware that failure to make prompt payment to your suppliers may cause irreparable harm to the reputation and credit of USBL and other franchisees of USBL. If you fail to make payments to either us or any creditors, your Franchise will be in default.

9.11Accounting and Reports. You shall maintain and preserve, for the entire term of this Agreement, full, complete and accurate books, records and accounts in accordance with generally accepted accounting principles applied on a consistent basis in the form prescribed in the Operations Manual. You shall execute and submit to us such financial statements and reports showing your Gross Receipts in the form prescribed in the Operations Manual and any additional information which we may reasonably request. You shall permit our authorized personnel to inspect and examine your books and records at any reasonable time and from time to time. In addition, you shall permit certified public accountants designated by us to audit your books of account at any reasonable time and from time to time. If such audit discloses that your reported Gross Receipts have been understated, you shall immediately pay to us the amount due, unreported or understated, together with interest thereon at the maximum rate permitted by law. In addition, you shall reimburse us for any and all expenses connected with the audit, including, without limitation, the charges of any independent certified public accountant and the travel expenses, room, board and compensation of our employees, if such audit discloses that your reported Gross Receipts have been understated to the extent of five percent (5%) or more for the period audited, or if your financial records require substantial effort on behalf of our auditors to be placed in a condition conducive to audit. The foregoing remedies shall be in addition to any other remedies we may have. All reports required by Section 9 of this Agreement shall be treated as confidential by us, and shall not be disclosed by us without your written consent unless it is required to do so by law, regulation or court order, or unless such disclosure is made to a creditor or prospective creditor of ours in connection with a loan to USBL.

                                        ARTICLE 10- MARKETING AND PROMOTION

10.01Marketing and Promotion. You agree to use and honor any promotional materials or programs which we issue or sponsor. You acknowledge and agree that we will be the exclusive negotiating party for the USBL and shall have the sole and exclusive right to enter into all regional and national promotional and media contracts. You shall conduct, at your own expense, marketing and advertising activities in the local market, and USBL may offer, from time to time, to provide you with approved local marketing plans and materials and other promotional and marketing materials at a price equal to our cost. In addition, you may solicit promotional and media contracts in your local market and such contracts shall contain a provision allowing for their termination or revision should they conflict with prior or subsequent national or regional contracts which may be secured by a third party of USBL. All media coverage, television (cable broadcasts) and radio must not intrude into other franchised "Exclusive Franchised Areas". The only time coverage may exceed the "Exclusive Franchised Area" is if there are no additional teams within a twenty-five (25) mile radius of home arena. This would terminate as soon as a new franchise has been sold in that area. Any such contracts and samples of all local marketing materials not prepared or previously approved by us or our designated agents shall be submitted in writing to us for approval, which approval shall not be unreasonably withheld. If written disapproval is not received by you within fifteen (15) days from the date of receipt by us of such contracts or materials, we shall be deemed to have approved such contracts or the use of such materials, provided that you shall discontinue the use thereof within a reasonable time if we subsequently request such discontinuance in writing. We reserve the right to require you to cooperate with other franchisees in connection with regional and national advertising and marketing activities. All contracts involving more than one team are subject to approval by USBL and may require a substantial License Fee to the USBL. All local advertising in any form or shape which promotes the USBL Franchise including, but not limited to, radio, television, and print, shall prominently display the name of "USBL" and/or the USBL logo. Except as permitted herein and in the Operations Manual, you shall not use or cause to be used any Trademarks in any advertising or promotion without receiving our prior written approval.


11.01Franchisee to Indemnify Franchisor. You do hereby covenant and agree to indemnify and hold us harmless from and against any and all claims, demands, liabilities, obligations, costs, losses and expenses of every kind and nature, including, but not limited to, court costs and reasonable attorneys' fees, which we shall ever suffer or incur by reason of or in connection with this Franchise Agreement, the USBL System, the Licensed Rights or the ownership, maintenance, or operation of the USBL Franchise by you; provided, however, that the foregoing indemnification shall exclude, and you shall not be held to have indemnified us for, any such claims, demands, liabilities, obligations, costs, losses and expenses that may have been caused by the gross negligence of, or the breach of this Franchise Agreement by, USBL or its agents or employees.

 11.02Protect Franchise. Notwithstanding the foregoing, we agree to cooperate with you to protect you against the infringement of the USBL System and the Licensed Rights by third parties, including, but not limited to, the defense or prosecution of any law suits, if, in the judgment of our counsel, such action is necessary or advisable.

 11.03Franchisee to Maintain Insurance. You agree to maintain insurance of the kinds and in the amounts as specified below:

 (a)All policies of insurance required hereunder, other than those set forth in
 Section 11.03(c) hereof, shall contain a separate endorsement naming us and any other third party designated by us, as an additional insured and may not be subject to cancellation or modification except on thirty (30) days prior written notice to USBL.

 (b)General liability insurance shall be maintained against claims (I) for personal injury, (ii) for personal injury relating to death or property damage suffered by others upon, in or about the USBL Franchise or occurring as a result of the maintenance or operation by you of any automobiles, trucks or other vehicles or airplanes or other facilities, (iii) as a result of the use of products sold by you or services rendered, (iv) arising out of your Franchised Business pursuant to this Agreement, or (v) in connection with the operation of the USBL Franchise, in amounts not less than required by any applicable lease and in any event not less than Five Hundred Thousand Dollars ($500,000.00) per person and One Million Dollars ($1,000,000.00) per occurrence for bodily injury and Three Hundred Thousand Dollars ($300,000.00) property damage.

 (c)Worker's compensation, unemployment compensation, disability insurance, social security and other insurance coverages shall be maintained in such amounts as may now or hereafter be required by any applicable law.

 (d)You shall cause certificates of insurance evidencing your compliance with the above requirements to be delivered to us annually and upon renewal, and at such other times as we may reasonably request.

 All such policies shall insure you and us as their interests may appear, and shall protect you and us against any liability which may accrue by reason of this Franchise Agreement, the USBL System, the Licensed Rights or the ownership, maintenance or operation by you of the USBL Franchise. You shall enter into any waiver or waivers of subrogation as requested by us from time to time and shall notify your insurance carriers as to the fact that you entered into such waiver or waivers of subrogation.

 11.04Franchisee's Obligation Not Limited by Insurance Maintained by Franchisor. Your obligation to obtain and maintain the foregoing policy or policies of insurance shall not be limited in any way by reason of any insurance which may be maintained by us, nor shall your performance of this obligation relieve you of any liability under the indemnity provision set forth in Section 11.01 hereof.

                                           ARTICLE 12- OPERATIONS MANUAL

 12.01Operate in Accordance with Operations Manual. In order to protect the reputation and good will associated with the USBL System and to maintain the uniform standards of operation thereunder, you shall operate the USBL Franchise in strict accordance with the Operations Manual.

 12.02Treat as Confidential. You shall at all times treat as confidential, and shall not at any time disclose, copy, duplicate, record or otherwise reproduce or permit to be reproduced, in whole or in part, or otherwise make available to any unauthorized person or source, the contents of the Operations Manual.

 12.03Sole Property of Franchisor. The Operations Manual shall at all times remain the sole property of USBL and shall be returned promptly by you upon the expiration or other termination of this Franchise Agreement.

 12.04Revise Contents. We may, at any time and from time to time, revise the contents of the Operations Manual so as to convey to you advancements and new developments in products, marketing, techniques and other items and procedures relevant to the operation of the USBL Franchise.

                                  ARTICLE 13- DEFAULT; TERMINATION

 13.01Occurrence of Default by Franchisee. The occurrence of any of the following events shall constitute a default by you under this Franchise
 Agreement:

 (a)If you shall misuse (i) the USBL Franchise, (ii) any rights granted thereunder, (iii) any other names, marks, systems, insignia, symbols or rights provided by USBL to you, or otherwise materially impair the good will associated therewith or our rights therein, or (iv) if you shall use at, upon or in connection with the USBL Franchise, any names, marks, systems, insignia or symbols not authorized by USBL.

 (b)If you shall fail to remit to us any payment, when due, including, but not limited to, royalty payments.

 (c)If you shall fail to remit to us any financial or other information which may be required under this Franchise Agreement.

 (d)If you shall fail to operate the USBL Franchise in accordance with the Operations Manual or any other manuals which may be distributed by USBL, or if you shall fail to use methods of operation which conform to the specifications and standards of USBL or if you shall fail in any other way to maintain our standards of organization and business practice in connection with the operation of the USBL Franchise.

 (e)If you shall purport to effect any assignment other than as set forth in
 Article 14 hereof.

 (f)If you make, or have made, any misrepresentation to us in connection with obtaining this Franchise Agreement or in conducting the Franchised Business.

 (g)If you fail to obtain any prior written approval or consent as expressly required by this Agreement.

 (h)If you default in the performance of any other condition or obligation under this Agreement or under any other franchise agreement entered into at any time whatsoever between you and us.

 (i)If you shall default on the lease of your Approved Arena.

 (j)If you, or any person controlling, controlled by or under common control with you, shall be convicted under any law of a felony as defined by that law.

 (k)If your USBL Franchised Team ceases operation without the prior written consent of USBL for any reason whatsoever.

 (l)If you or a partner or guarantor thereof becomes insolvent (as revealed by its, his or her records or otherwise); or if you file a voluntary petition of bankruptcy, or if an involuntary petition is filed against you and such petition is not dismissed within thirty

 (30) days; or if you make an assignment for the benefit of creditors; or if a receiver or trustee in bankruptcy or similar officer, temporary or permanent, is appointed to take charge of your affairs or any of its, his or her property, or if any judgment against you remains unsatisfied or unbonded of record for fifteen (15) days (the enforceability of this provision depends upon judicial interpretation of the Federal Bankruptcy Act and rules and regulations promulgated thereunder).

  (m)If an audit or investigation discloses that you have knowingly withheld the reporting of any Gross Receipts.

  (n)If you, or any person controlling, controlled by or under common control with you, fails to conduct the USBL Franchise in full compliance with any applicable law or regulation.

  (o)If you, or any person controlling, controlled by or under common control with you, shall disclose any Confidential Information of USBL to any third party.

  13.02Termination of Franchise Agreement by Franchisor. Upon the occurrence of any of the events of default as set forth above, we may, without prejudice to any other rights or remedies contained in this Franchise Agreement or provided by law or equity, terminate this Franchise Agreement. Such termination shall be effective five (5) days after written notice is given by USBL to you of any of the events set forth in Subsections 13.01(a) through (c) hereof, if such defaults are not cured within such five (5) day period. Such termination shall be effective fifteen (15) days after written notice is given by USBL to you of any of the events set forth in Subsections 13.01(d) through (I) hereof, if such defaults are not cured within such fifteen (15) day period. Termination shall be effective immediately and without notice, however, upon the occurrence of any or all of the events specified in Subsections 13.01(j) through (o) hereof, each of which shall be deemed an incurable material breach of this Franchise Agreement.

  13.03Description of Default by Franchisee. The description of any default in any notice served by USBL upon you shall in no way preclude us from specifying additional or supplemental defaults in any action, arbitration, hearing or suit relating to this Franchise Agreement or the termination thereof.

  13.04Statutory Limitations of Franchisor's Rights. Notwithstanding anything to the contrary contained in this Article 13, in the event any valid, applicable law or regulation of a competent governmental authority having jurisdiction over this Agreement or the parties hereto shall limit our rights of termination hereunder or shall require longer notice periods than those set forth above, this Agreement shall be deemed amended to conform to the minimum notice periods required by such law and regulation.

  13.05Franchisee's Obligation Upon Termination by Franchisor. Upon termination of this Agreement by us for any reason, or upon the expiration of the Initial Term or any Renewal Term hereof, you agree:

  (a)To pay immediately to us the full amount of all sums due us by you under this Franchise Agreement.

  (b)To cease immediately from using the USBL System, all of the Licensed Rights provided hereunder by USBL, and all confusingly similar names, marks, systems, insignia, symbols or other rights, procedures or methods.

  (c)To immediately return all property of USBL, including the Operations Manual and all other manuals, materials, plans, standards and specifications, designs, records and data supplied to you by us as part of the USBL Franchise.

  (d)To cease immediately from holding itself out in any way as a franchisee of USBL or from doing anything which would indicate any relationship between you and USBL.

  (e)To permit our agents to enter the premises of your Franchised Business and to remove or permanently cover all signs or advertisements identifiable in any way with our name or image.

  (f)Upon our request, to immediately notify and make arrangements with your local telephone company that the telephone number then currently assigned to your USBL Franchise should revert to and become the property of USBL at our option.

  13.06Separate Franchise Agreements Not Affected by Termination by Franchisor. Termination of this Agreement by us shall not affect the rights of you to operate other USBL Franchises in accordance with the terms of any other franchise agreements until and unless such other franchise agreements, or any of them, are terminated in accordance with their rights.

  13.07USBL Retains Fees Upon Termination by Franchisor. Notwithstanding anything to the contrary contained in this Agreement, upon termination of the Franchise by us, we shall retain any and all fees paid us by you, including, without limitation, the Initial Franchise Fee paid us pursuant to Section 6.01 hereof.

  13.08Franchisor's Right to Cure Upon Default by Franchisee. Notwithstanding anything to the contrary contained herein, in the event you default in the performance of any of your obligations under this Agreement, we may, but shall not be obligated to, cure such default for the account and on your behalf. The cost incurred by us in connection with curing such default, including attorneys' fees, will be due and payable by you to us on demand. Failure to immediately pay such amount shall be deemed a default by you under this Agreement By curing such default, we is not waiving its right to terminate this Franchise Agreement by virtue of any subsequent default by you.

  13.09Occurrence of Default by Franchisor. The occurrence of any of the following events shall constitute a default by us under this Franchise
  Agreement:

  (a)If we make, or have made, any misrepresentation to you in connection with obtaining this Agreement.

  (b)If we default in the performance of any condition or obligation under this Agreement

  (c)If we, or any person controlling, controlled by or under common control with USBL, shall be convicted under any law of a felony as defined by that law.

  (d)If we become insolvent; or if we file a voluntary petition of bankruptcy, or if an involuntary petition is filed against us and such petition is not dismissed within thirty (30) days; or if we make an assignment for the benefit of creditors; or if a receiver or trustee in bankruptcy or similar officer, temporary or permanent, is appointed to take charge of our affairs or any of our property, or if any judgment against us remains unsatisfied or unbonded of record for fifteen (15) days (the enforceability of this provision depends upon judicial interpretation of the Federal Bankruptcy Act and rules and regulations promulgated thereunder).

  13.10Termination of Franchise Agreement by Franchisee. Upon the occurrence of any of the events of default as set forth above, you may, without prejudice to any other rights or remedies contained in this Agreement or provided by law or equity, terminate this Agreement. Such termination shall be effective thirty
  (30) days after written notice is given by you to us of any of the events set forth in Subsections 13.09(a) or (b) hereof, if such defaults are not cured within such thirty (30) day period. Termination shall be effective immediately and without notice, however, upon the occurrence of any or all of the events specified in Subsections 13.09(c) or (d) hereof, each of which shall be deemed an incurable material breach of this Agreement.

  13.11Description of Default by Franchisor. The description of any default in any notice served by you upon us shall in no way preclude you from specifying additional or supplemental defaults in any action, arbitration, hearing or suit relating to this Agreement or the termination thereof.

  13.12Statutory Limitations of Franchisee's Rights. Notwithstanding anything to the contrary contained in this Article 13, in the event any valid, applicable law or regulation of a competent governmental authority having jurisdiction over this Agreement or the parties hereto shall limit your rights of termination hereunder or shall require longer notice periods than those set forth above, this Agreement shall be deemed amended to conform to the minimum notice periods required by such law and regulation.

  13.13Franchisee's Obligation Upon Termination by Franchisee. Upon termination of the Franchise by you for any reason, or upon the expiration of the Initial Term or any Renewal Terms hereof, you agree:

  (a)To cease immediately from using the USBL System, all of the Licensed Rights provided hereunder by USBL, and all confusingly similar names, marks, systems, insignia, symbols or other rights, procedures or methods.

  (b)To immediately return all property of USBL, including the Operations Manual and all other manuals, materials, plans, standards and specifications, designs, records and data supplied to you by us as part of the USBL Franchise.

  (c)To cease immediately from holding-- yourself out in any~ way as a franchisee of USBL or from doing anything which would indicate any relationship between you and us.

  (d)To permit our agents to enter your Franchised Premises and to remove or permanently cover all signs or advertisements identifiable in any way with our name or image.

  13.14Separate Franchise Agreements Not Affected by Termination by Franchisee. Termination of the Franchise by you shall not affect the rights of USBL under any other franchise agreement between us and you until and unless such other franchise agreements, or any of them, are terminated in accordance with their terms.

  13.15USBL Retains Fees Upon Termination by Franchisee. Notwithstanding anything to the contrary contained in this Agreement, upon termination of this Agreement by you, we shall retain any and all fees which you paid us, including, without limitation, the Initial Franchise Fee paid us pursuant to
  Section 6.01 hereof.

                         ARTICLE 14- ASSIGNMENT; CONDITIONS AND
                                     LIMITATIONS

  14.01Term "Franchisee" Defined for Purposes of this Article. The term "Franchisee" or "You" as used in this Article 14 shall be deemed to include the person or persons who control your Franchised Business as disclosed to us in writing upon the execution of this Franchise Agreement, which disclosure is attached hereto as Exhibit "A."

  14.02Franchise Not Assignable. You shall neither sell, assign, transfer nor encumber the USBL Franchise or this Franchise Agreement, the Licensed Rights or any other interest created hereunder, nor suffer or permit any such assignment, transfer or encumbrance to occur by operation of law or otherwise, without the prior written consent of USBL, which consent we agree we will not unreasonably withhold; provided, however, such consent will be contingent upon you and the proposed transferee complying with certain obligations as set forth in this Article 14.

  14.03Franchisee a Corporation, Partnership or Unincorporated Association. If you are a corporation, partnership, unincorporated association or similar entity, the terms of this Article shall be deemed to apply to any sale, resale, pledge, assignment, transfer or encumbrance of the voting stock of, or other ownership interest in, your Franchised Business, which would alone or together with other related previous or proposed transfers result in a change of "control" of Franchisee within the meaning of the Securities Exchange Act of 1934, 15 U.S.C. Section 78 et. seq., and the regulations thereunder.

  14.04Death or Disability of Franchisee. If you are an individual, in the event of your death, disability or permanent incapacity, we shall not unreasonably withhold our consent to the transfer of all of the interest of Franchisee to his or her spouse, heirs or relatives, by blood or marriage, whether such transfer is made by will or by operation of law, provided that the requirements of this Article have been met, and such spouse, heirs or relatives conform to the guidelines then currently in effect for the acceptance of new franchisees. In the event that your heirs do not obtain the consent of USBL as prescribed herein, the personal representative of Franchisee shall have a reasonable time to dispose of your interest hereunder, which disposition shall be subject to all the terms and conditions for transfers under this Agreement.

  14.05Offer to Purchase Franchise. If you receive from a third person and desire to accept a bona fide written offer to purchase your Franchised Business, the Licensed Rights and the other interests granted hereunder; USBL, or its nominee, shall have the option, exercisable within forty-five (45) days after written notice and receipt of a copy of such offer and receipt of the other information set forth herein, to purchase such business, Licensed Rights and other interests on the same terms and conditions as offered by said third party, or for the same purchase price payable in cash as offered by said third party. In order that we may have information sufficient to enable us to determine whether to exercise our option, you shall deliver to us certified financial statements as of the end of your most recent fiscal year and such other information about the Franchised Business and your operations as you have provided to such third party. If we do not exercise our option, you may, within sixty (60) days from the expiration of the aforesaid forty-five (45) day period, sell, assign and transfer our business, franchise, Licensed Rights and other interests granted hereunder to said third party, provided we have consented to such transfer as required by this Article. Any material change in the terms of the offer or any change in the offering price prior to closing of the sale to such third party shall constitute a new offer, subject to the same rights of first refusal by USBL or its nominee as in the case of an initial offer. If and when the Franchise is sold and accepted by us for a price of more than two times the original price paid by you then 20% of the amount above the 100% appreciation must be paid to the us within five (5) business days or the sale will not be accepted by USBL. (EXAMPLE: If franchise is sold originally to you for $300,000.00 and resold five years later for $700,000.00 the payment to us will be $20,000.00, i.e. $300,000.00 original price 100% appreciation to $600,000.00 and then 20% of remaining $100,000.00 is payable within five business days to USBL). Failure by us to exercise the option afforded by this Section 14.05 hereof shall not constitute a waiver of any other provision of this Agreement. No Franchise may be sold if the original owners are not in full compliance with the USBL Franchise Agreement, Team Dues, Fines, etc.

  14.06Restriction on Transfer to Appear on Securities or Partnership Shares. In the event you or your successor is a corporation or partnership or similar entity, it is agreed as follows:

  (a)The Articles of Incorporation (the "Articles") and the By-Laws (the "By-Laws") of such corporation, or the Partnership Agreement (the "Partnership Agreement") of such partnership, respectively, shall reflect that the issuance and transfer of voting stock, partnership shares or other ownership interest therein (collectively, the "Securities or Partnership Shares"), are restricted by the terms of this Agreement. You shall furnish us at the time of execution of this Agreement or at the time of any subsequent transfer or assignment of this Agreement to a corporation or partnership, an agreement executed by all stockholders or partners of Franchisee, stating that no stockholder or partner will sell, assign or transfer voluntarily or by operation of law any Securities or Partnership Shares of Franchisee to any person or entity other than existing stockholders or partners (and then only to the extent permitted hereunder) without the prior written consent of USBL. All Securities or Partnership Shares issued by you will bear the following legend which shall be printed legibly and conspicuously on each stock certificate, evidence of partnership interest, or other evidence of ownership interest: "The transfer of these securities [partnership shares] is subject to the terms and conditions of a Franchise Agreement with the United States Basketball League, Inc., a Delaware corporation ("Franchisor"), dated _________________. Reference should be made to said Franchise Agreement and to the restrictive provisions of the Articles and By- Laws of this corporation [of the Partnership Agreement of this partnership], copies of which are on file in our principal office located at 46 Quirk Road, Milford, Connecticut 06460."

   Astop transfer order shall be in effect against the transfer of any Securities or Partnership Shares on your records, except transfers permitted by this Article 14.

   (b)In the event that you ever desire to sell your Securities or Partnership Shares to the public, you shall present any offering circular or prospectus to USBL for our review within a reasonable time, and in no event less than sixty (60) days prior to such offering becoming effective. You agree not to offer your Securities or Partnership Shares by use of the name "the United States Basketball League, Inc." or any name similar thereto. However, you may make appropriate reference to the fact that you are a franchisee of USBL.

   14.07Restrictions on Transfer Reasonable. By entering into this Franchise Agreement, you acknowledge and agree that the restrictions on transfer imposed herein are reasonable and are necessary to protect the USBL System and the Licensed Rights, as well as our reputation and image, and are for the protection of USBL, you and other franchisees. Any assignment or transfer permitted by this Article shall not be effective until we receive a fully executed copy of all transfer documents and consent thereto in writing.

   14.08Consent to Transfer Not Unreasonably Withheld. We agree not to unreasonably withhold our consent to a sale, assignment or transfer by you hereunder. Consent to any such transfer otherwise permitted or permissible as reasonable may be refused unless we determine that:

   (a)All of your obligations created by this Agreement and all other franchise documents and agreements, and the relationship created hereunder, are expressly assumed by the transferee ("Transferee"), and Transferee expressly agrees to perform such obligations.

   (b)All of your ascertained or liquidated debts to us are paid.

   (c)You are not in default under this Agreement or any other franchise or other agreement between you and USBL.

   (d)Transferee satisfactorily completes the training required of new franchisees on our then current terms prior to the date of transfer (current charge $4,000.00 per trainee).

   (e)Transferee, at the time of transfer, sale or assignment, is financially responsible and economically capable of performing the obligations of Franchisee under this Agreement and Transferee meets all of the requirements of USBL for new franchisees, including, but not limited to, good reputation and character, business acumen, operational ability, financial strength, Letter of Credit and other business considerations.

   (f)Transferee executes or, in appropriate circumstances, causes all necessary parties to execute, our standard form of the then current Franchise Agreement for the USBL Franchise and such other then current ancillary agreements being required by USBL of new franchisees.

   (g)At either our or your request, you and USBL shall execute general releases in a form satisfactory to us, of any and all claims each may have against the other and their respective officers, directors, shareholders and employees, in their corporate and individual capacities, including, without limitation, all claims arising under any federal, state or local law, rule or ordinance.

   (h)You or transferee pays to us a transfer fee, in addition to the Assignment Fee set forth in Section 14.09 hereof, in an amount sufficient to cover our reasonable costs in effecting the transfer and in providing training and other initial assistance to Transferee.

   14.09Assignment Fee. If you elect to assign this Franchise Agreement (which assignment is subject to our approval as set forth in this Article), you will be required to pay us an amount equal to the greater of (i) two percent (2%) of the then current initial franchise fee being charged to new franchisees, or (ii) Five Thousand Dollars ($5,000.00) as an assignment review fee (the "Assignment Fee"); provided, however, that no Assignment Fee will be charged to you if such assignment results from (i) a corporate or partnership reorganization in which no third party shareholders or partners obtain or acquire an interest in Franchisee, or (ii) under circumstances wherein you changes its form only and no resulting change in ownership effectively occurs (if for example, you are a sole proprietor incorporating with all shares of the newly-formed corporation owned by the sole proprietor).

   14.10Franchise Agreement Assignable by USBL. This Agreement shall inure to the benefit of USBL, its successors and assigns, and we shall have the right to transfer or assign this Agreement to any other person, firm or legal entity. In the event of such assignment, we will be relieved of all obligations or liabilities relating to this Agreement.

                     ARTICLE 15- NON-COMPETITION; CONFIDENTIALITY

   15.01No Ownership in Competing Business. You and persons controlling, controlled by or under common control with you, will not, directly or indirectly, without our prior written consent:

   (a)Have, during the Initial Term of this Franchise Agreement, or any Renewal Term hereof, and for a period of five (5) years following termination or expiration of this Agreement, any interest, direct or indirect, in the ownership or operation of any business engaged in operating a professional basketball team which is not part of the USBL System.

   (b)At any time during the Initial Term of this Franchise Agreement, or any Renewal Term hereof, or at any time thereafter, use, in connection with the operation of any business wherever located, other than the subject licensed USBL Franchise, any of the Licensed Rights or any other trademarks, trade names, marks, systems, insignia or symbols, licensed by us to you pursuant to this Agreement.

   15.02Right of Inspection. During the term of this Agreement, any officer, area supervisor or designee of USBL shall have the right to inspect any business involved in basketball in which you have an interest and any books and records relating to any such business, which inspections shall occur at reasonable times and during normal business hours, to the extent reasonably necessary to determine whether the conditions of this Article are being satisfied.

   15.03Non-Disclosure. You and your agents, employees, representatives and officers shall hold in confidence and shall cause to be held in confidence, the USBL System and all parts thereof and shall not disclose or permit the disclosure of the USBL System or any part thereof to any person, corporation or other entity whatsoever. It is understood and agreed that the USBL System is a comprehensive program of accounting, management systems, techniques and business operations and systems that would, if used by other persons, firms or corporations, negate a substantial competitive advantage which is presently enjoyed by USBL. You accordingly agree that you shall not at any time, without our prior written consent, disclose or permit the disclosure of (except to such employees or agents as must have access to such information in order to operate the USBL Franchise), or use or permit the use of, the USBL System, or any part thereof, except as may be required by applicable law or authorized by this Franchise Agreement.

   15.04Confidentiality. You and your agents, employees, representatives and officers shall at all times treat as confidential the Operations Manual, any other manuals or materials designated for use with the USBL System and such other information as we may designate from time to time for confidential use with the USBL System, including, without limitation, pricing information, sources of inventory supply and purchase, price structure information from vendors, marketing and advertising strategies and channels of distribution (as well as all other trade secrets and confidential information, knowledge and know- how concerning the operation of the USBL Franchise that may be imparted to, or acquired by you from time to time in connection with this Franchise Agreement). You and your agents, employees, representatives and officers shall use all reasonable efforts to keep such information confidential. You acknowledge that the unauthorized use or disclosure of such confidential information will cause substantial damage and irreparable injury to USBL. Accordingly, you agree that you shall not at any time, without our prior written consent, disclose or permit the disclosure of (except to such employees or agents as must have access to such information in order to develop or operate the USBL Franchise), or use, or permit the disclosure or use (except as may be required by applicable law or authorized by this Agreement), of such information, in whole or in part, or otherwise make the same available to any unauthorized person or source. Any and all information, knowledge and know-how not generally known about the USBL System and our services, standards, specifications, systems, procedures and techniques, and such other information or material as we may designate as confidential, shall be deemed confidential for purposes of this Agreement, except information which you can demonstrate came to your attention prior to disclosure thereof by USBL, or which is or has become a part of the public domain through lawful publication or communication by others. The Operations Manual, any other manuals or materials designated for use with the USBL System, and all confidential information shall at all times be deemed, and shall remain, the sole property of USBL, and you shall acquire no rights, title or interest therein by virtue of your authorization pursuant to this Agreement to possess and use the same.

                                ARTICLE 16- GENERAL MATTERS

   16.01No Personal Liability. It is understood and agreed that neither the shareholders, directors, officers, agents or employees of USBL shall have any personal liability whatsoever for the discharge of our responsibilities hereunder, or for any default by USBL, and that with respect to any and all claims, demands, liabilities or obligations whatsoever arising out of or in connection with this Agreement, you shall look solely to us for any redress in accordance with the terms of this Agreement.

   16.02Designation of Representatives. For so long as this Franchise Agreement shall remain in effect, you shall maintain on file with us a written designation of one or more individuals who-shall have authority to act for and on your behalf in connection with the matters contemplated by this Agreement It is understood and agreed that the initial such representatives shall be those identified on Exhibit "A" as "Franchisee Representatives" and that such individuals shall continue to be your designated representatives unless and until such designation is changed by written notice signed by you to USBL. It is further understood and agreed that we shall have the full and absolute right to rely on any and all statements or communications by or from any of said designated representatives, and shall be completely protected by you in relying thereon.

   16.03Notices. All notices and other communications permitted or required by the provisions of this Agreement shall be in writing and shall be personally delivered or sent through the United States Postal Service, or any official successor thereto, designated as registered or certified mail, return receipt requested, bearing adequate first class postage and addressed as hereinafter provided. Notices delivered in person shall be effective upon the date of delivery. Notices by mail shall be effective upon the receipt thereof by the addressee or upon the fifth (5th) calendar day subsequent to the postmark date, whichever is earlier. Rejection or the refusal to accept or the inability to deliver because of a change in address of which no notice was given as provided herein shall be deemed to be receipt of the notice sent as of the fifth (5th) calendar day subsequent to the postmark date. By giving to the other party hereto at least thirty (30) days' notice thereof, any party hereto shall have the right from time to time and at any time while this Agreement is in effect to change the respective addresses thereof and each shall have the right to specify as the address thereof any other address within the continental United States. Notices concerning emergency situations may be orally communicated in person or by telephone or sent by facsimile ("FAX"), but shall be promptly confirmed by written notice. Each notice to you and USBL shall be addressed, until notice of change as aforesaid, as follows:

   (a)If intended for Franchisee, to: ===========================

   (b)If intended for Franchisor, to:

           The United States Basketball League, Inc.
           46 Quirk Road
           Milford, CT 06460
           Attention:President

   16.04Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together, shall be deemed to be one and the same instrument.

   16.05Terminology. All personal pronouns in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and the plural shall include the singular.

   16.06Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, which laws shall prevail in the event of any conflict of laws, except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U. S. C. Section 1051 et seq.). Any and all suits for any breach or other dispute arising from this Franchise Agreement must be instituted and maintained in the Superior Court of Ansonia in the County of New Haven, State of Connecticut.

   16.07Arbitration. Except as specifically otherwise provided -in this Agreement, USBL and you agree that disputes arising under the terms of this Agreement which cannot be amicably settled shall be determined by arbitration, except for the following disputes: unlawful detainer actions, actions to protect the Trademarks, willful under-reporting of royalties due and any other willful fraud actions. Arbitration proceedings shall be conducted in accordance with the rules then prevailing of the American Arbitration Association and the rules of a court of equity and shall take place at the office of the American Arbitration Association nearest the home office of Franchisor. Enforcement of any award must be in the Superior Court, Judicial District of Ansonia at Milford, Connecticut. Nothing contained herein shall bar the right of either party to obtain injunctive relief against threatened conduct that will cause loss or damages under the usual equity rules, including the applicable rules for obtaining preliminary injunctions, provided an appropriate bond against damages is obtained.

   16.08Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstances, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the fullest extent permitted by law.

   16.09No Partnership. You shall not and do not by this Agreement in any way or for any purpose become a partner of USBL or a joint venturer or a member of any joint enterprise with USBL. Similarly, we shall not and do not by this Agreement in any way or for any purpose become your partner of or a joint venturer or a member of any joint enterprise with you.

   16.10Remedies Cumulative; Waiver; Consents. All rights and remedies of USBL and of Franchisee enumerated in this Agreement shall be cumulative and, except as specifically contemplated otherwise by this Agreement, none shall exclude any other right or remedy allowed at law or in equity and said rights or remedies may be exercised and enforced concurrently. No waiver by us or by you of the breach of any covenant or condition of this Agreement to be kept or performed by the other party shall constitute a waiver of any subsequent breach of such covenant or condition or authorize such breach or nonobservance on any other occasion of the same or any other covenant or condition of this Agreement. Subsequent acceptance by us of any payments due to us hereunder shall not be deemed to be a waiver by USBL of any preceding breach by you of any terms, covenants or conditions of this Agreement. Whenever this Agreement requires our prior approval or consent, you shall make a timely written request, pursuant to the notice requirements set forth in Section 16.03 hereof, to USBL, for such approval to be obtained in writing. We will also consider granting, in our sole discretion, other reasonable requests individually submitted by you in writing. We make no warranties or guarantees upon which you may rely, and we assume no liability or obligation to you, by providing any approval, consent, or suggestion to you in connection with this Agreement, or by reason of any neglect or delay in granting or making, or by reason of any denial of, any request for any such approval, consent or suggestion.

   16.11Joint and Several Obligation. If Franchisee consists of more than one person or entity, their liability under this Franchise Agreement shall be deemed to be joint and several.

   16.12Acknowledgments by Franchisee. YOU ACKNOWLEDGE THAT:

   (a)YOU OR YOUR OFFICERS, YOUR PARTNERS OR YOUR PRINCIPALS HAVE CONDUCTED AN INDEPENDENT INVESTIGATION OF THE BUSINESS CONTEMPLATED BY THIS FRANCHISE AGREEMENT AND YOU RECOGNIZE THAT THE VENTURE INVOLVES BUSINESS RISKS MAKING THE SUCCESS OF THE VENTURE LARGELY DEPENDENT UPON YOUR BUSINESS ABILITIES. USBL EXPRESSLY DISCLAIMS THE MAKING OF, AND YOU ACKNOWLEDGE THAT YOU HAVE NOT RECEIVED OR RELIED UPON, ANY WARRANTY OR GUARANTEE, EXPRESS OR IMPLIED, AS TO THE POTENTIAL VOLUME, PROFITS OR SUCCESS OF THE BUSINESS VENTURE CONTEMPLATED BY THIS FRANCHISE AGREEMENT.

   (b)NEITHER YOU NOR ANY OF YOUR OFFICERS, YOUR PARTNERS OR YOUR PRINCIPALS HAVE KNOWLEDGE OF ANY REPRESENTATIONS MADE BY USBL OR YOUR OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS OR SERVANTS, ABOUT THE BUSINESS CONTEMPLATED BY THIS FRANCHISE AGREEMENT THAT ARE CONTRARY TO THE TERMS OF THIS FRANCHISE AGREEMENT, THE DOCUMENTS REFERRED TO HEREIN, OR THE OFFERING CIRCULAR REQUIRED BY APPLICABLE STATE OR FEDERAL AUTHORITIES AND YOU FURTHER REPRESENT TO USBL, AS AN INDUCEMENT TO USBL TO ENTER INTO THIS FRANCHISE AGREEMENT, THAT USBL HAS MADE NO MISREPRESENTATIONS TO YOU, OTHER THAN AS SET FORTH HEREIN, IN OBTAINING THIS FRANCHISE AGREEMENT.

   (c)YOU OR YOUR OFFICERS, YOUR PARTNERS OR YOUR PRINCIPALS HAVE RECEIVED, READ AND UNDERSTOOD THIS FRANCHISE AGREEMENT AND ALL OTHER RELATED DOCUMENTS TO BE EXECUTED BY YOU CONCURRENTLY OR IN CONJUNCTION WITH THE EXECUTION HEREOF; YOU OR YOUR OFFICERS, YOUR PARTNERS OR YOUR PRINCIPALS HAVE OBTAINED THE ADVICE OF COUNSEL OR, WITH FULL KNOWLEDGE OF THE CONSEQUENCES, HAVE WAIVED THE ADVICE OF COUNSEL IN CONNECTION WITH YOU ENTERING INTO THIS FRANCHISE AGREEMENT, THAT YOU AND YOUR OFFICERS, YOUR PARTNERS OR YOUR PRINCIPALS UNDERSTAND THE NATURE OF THIS FRANCHISE AGREEMENT; AND YOU AND YOUR OFFICERS, YOUR PARTNERS OR YOUR PRINCIPALS INTEND TO COMPLY HEREWITH AND BE BOUND HEREBY.

   (d)YOU AND YOUR OFFICERS, YOUR PARTNERS OR YOUR PRINCIPALS UNDERSTAND AND ACKNOWLEDGE THE VALUE TO THE USBL SYSTEM OF UNIFORM AND ETHICAL STANDARDS OF QUALITY, APPEARANCE AND SERVICE DESCRIBED IN AND REQUIRED BY THE OPERATIONS MANUAL AND THE NECESSITY OF OPERATING THE USBL FRANCHISE UNDER THE STANDARDS SET FORTH IN THE OPERATIONS MANUAL. YOU REPRESENT THAT YOU HAVE THE CAPABILITIES, BOTH FINANCIAL AND OTHERWISE, TO COMPLY WITH THE STANDARDS OF USBL.

   (e)YOU ACKNOWLEDGE THAT OUR APPROVAL OR SELECTION OF AN EXCLUSIVE FRANCHISED AREA OR APPROVED ARENA FOR THE USBL FRANCHISE DOES NOT IMPLY ANY ASSURANCE OR PREDICTION OF PROFITABILITY. SUCH APPROVAL OR SELECTION SIMPLY REPRESENTS THAT THE PARTICULAR EXCLUSIVE FRANCHISED AREA OR APPROVED ARENA FALLS WITHIN THE ACCEPTABLE DEMOGRAPHIC AND OTHER CRITERIA THAT WE HAVE ESTABLISHED AS OF THE TIME PERIOD ENCOMPASSING THE EVALUATION. BOTH YOU AND USBL ACKNOWLEDGE THAT AT ANY TIME AFTER OUR APPROVAL OR SELECTION OF AN EXCLUSIVE FRANCHISED AREA OR APPROVED ARENA CERTAIN DEMOGRAPHIC OR ECONOMIC FACTORS INCLUDED IN OR EXCLUDED FROM OUR EXCLUSIVE FRANCHISED AREA OR APPROVED ARENA CRITERIA COULD CHANGE EITHER POSITIVELY OR NEGATIVELY, THEREBY ALTERING THE VIABILITY OF THE EXCLUSIVE FRANCHISED AREA OR APPROVED ARENA. SUCH VARIATIONS ARE BEYOND OUR CONTROL AND WE WILL NOT BE RESPONSIBLE FOR ANY CHANGES IN THE DESIRABILITY OF THE EXCLUSIVE FRANCHISED AREA OR APPROVED ARENA.

   (f)YOU ACKNOWLEDGE THAT UNLESS YOU EXPRESSLY INFORM US IN WRITING, AT THE END OF OUR INITIAL TRAINING PROGRAM THAT YOU DO NOT FEEL COMPLETELY TRAINED IN THE OPERATION OF A USBL FRANCHISE, IF YOU AND ANY MANAGER OF THE USBL FRANCHISE OPERATED BY YOU COMPLETE ALL PHASES OF THE INITIAL TRAINING PROGRAM TO OUR SATISFACTION THEY WILL BE DEEMED TO HAVE BEEN SUFFICIENTLY TRAINED IN THE OPERATION OF A USBL FRANCHISE.

   (g)ANY STATEMENT REGARDING THE POTENTIAL OR PROBABLE REVENUES OR PROFITS OF THE BUSINESS VENTURE OR STATISTICAL INFORMATION REGARDING ANY EXISTING USBL OWNED OR FRANCHISEE OWNED USBL FRANCHISE THAT IS NOT CONTAINED IN OUR FRANCHISE OFFERING CIRCULAR IS UNAUTHORIZED, UNWARRANTED AND UNRELIABLE AND SHOULD BE REPORTED TO USBL IMMEDIATELY.

   (h)IF YOU ARE A CORPORATION, YOU ARE DULY INCORPORATED AND ARE QUALIFIED TO DO BUSINESS IN THE STATE AND ANY OTHER APPLICABLE JURISDICTION WITHIN THE EXCLUSIVE FRANCHISED AREA. THE OFFICERS OF FRANCHISEE EXECUTING THIS FRANCHISE AGREEMENT ON YOUR BEHALF HAVE ALL REQUISITE CORPORATE AUTHORITY TO BIND YOU TO THIS FRANCHISE AGREEMENT.

   (i)THE EXECUTION OF THIS FRANCHISE AGREEMENT BY YOU WILL NOT CONSTITUTE A VIOLATION OF OR VIOLATE ANY OTHER AGREEMENT OR COMMITMENT TO WHICH YOU ARE A PARTY.

   (j)ANY INDIVIDUAL EXECUTING THIS FRANCHISE AGREEMENT ON YOUR BEHALF IS DULY AUTHORIZED TO DO SO AND THIS FRANCHISE AGREEMENT SHALL CONSTITUTE A VALID AND BINDING OBLIGATION OF FRANCHISEE AND, WHERE APPLICABLE, ALL OF ITS PARTNERS IF YOU ARE A PARTNERSHIP.

   16.13Titles for Convenience. Article and Section titles used in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any of the terms, provisions, covenants or conditions of this Agreement.

   16.14Entire Agreement. This Agreement and the Operations Manual contain all of the terms and conditions agreed upon by USBL and you with reference to the subject matter hereof. No other agreements, oral or otherwise, shall be deemed to exist or to bind any of said parties and all prior agreements and understandings are superseded hereby. No officer, employee or agent of USBL has any authority to make any representation or promise not contained in this Agreement or in any Offering Circular for prospective franchisees required by applicable law or the Operations Manual except in such manner as may be described herein or in the Operations Manual. You agree that you have executed this Franchise Agreement without reliance upon any such unauthorized representation or promise. The relationship between USBL and you (including that documented in this Agreement) cannot be modified or changed except by a written instrument signed by USBL and you or by our written revisions of the Operations Manual.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their corporate seals to be affixed hereunto by their respective duly authorized officers as of the date and year first indicated above.

                               Franchisor:
                               The United States Basketball League, Inc.

                               By: ___________________________

Witness
                               Its: ___________________________
_________________________


Attest: _________________________




_____________________
Witness
                                 Its: ____________________________


[CORPORATE SEAL]

                                 Franchisee: ______________________________
                                                  If corporation:

____________________             By: ___________________________
Witness
                                 Its: ___________________________

Attest: ____________

--------------------
Witness                          Its: ____________________________


[CORPORATE SEAL]                 If partnership:

____________________             By: ___________________________
Witness
                                 Its: ___________________________

Attest: __________________
_____________________
Witness                          Its: ____________________________


[CORPORATE SEAL]

                                  EXHIBIT "A"

                   PERSON OR PERSONS WHO CONTROL FRANCHISEE:

                          FRANCHISEE REPRESENTATIVES:
                                [SEAL]